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                                                                    EXHIBIT 99.1


PRESS RELEASE

DUTCHFORK BANCSHARES, INC.
SECOND QUARTER EARNINGS

NEWBERRY, S.C. - (BUSINESS WIRE) - May 7, 2004 - DutchFork Bancshares, Inc. (NASDAQ: DFBS-News) announced earnings of $458,206 for the second quarter ending March 31, 2004 compared to earnings of $885,581 for the second quarter of fiscal 2003.

Basic earnings per share were $.46 for the second quarter ending March 31, 2004 compared to $.85 for the comparable period in 2003.

Net interest income after provisions for loan losses for the second quarter of fiscal 2004 was $1,306,676 compared to $884,768 for the same period of 2003. Total interest income was $2,483,902 for the three months ended March 31, 2004, a $192,543 increase from the same period in 2003. Interest expense for the second quarter of 2004 was $992,226, a decrease of $274,365 from the same period of 2003.

Non-interest income for the second quarter of fiscal 2004 was $700,473 representing a decrease of $991,091 from the $1,691,564 posted in the same quarter of 2003. The decrease in non-interest income is mainly due to a decrease of $941,143 in gains on sales of securities.

Non-interest expense for the quarter ending March 31, 2004 was $1,478,985 compared to $1,505,872 for the same period of 2003.

Net income for the six months ended March 31, 2004 decreased by $272,603 to $1,179,419 when compared to the same period for the prior year. Net interest income, after the provision for loan losses, increased by $1,031,440, and non-interest income decreased by $1,372,387. The decrease in non-interest income was primarily due to gains on the sales of securities during the six-month period ended March 31, 2003, declining to $577,084 from $1,853,829.

At March 31, 2004, total assets were $207,049,385 compared to $235,053,359 at September 30, 2003.

Other comprehensive income resulting from the mark-to-market of investments available-for-sale was a loss of $1,879,081 (after taxes) during the three months ended March 31, 2004, due to declining interest rates and the decrease in the market value of these investments.

DutchFork Bancshares, Inc. is the holding company for Newberry Federal Savings Bank, which operates three banking locations in Newberry County, South Carolina. The company is listed on the Nasdaq SmallCap exchange under the symbol "DFBS".



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This release may contain forward-looking statements that are based on assumptions and describe future plans, strategies and expectations of DutchFork Bancshares and its wholly owned subsidiary, Newberry Federal. These forward looking statements are generally identified by use of the works "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions. DutchFork Bancshares and Newberry Federal's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of DutchFork Bancshares and Newberry Federal include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposits flow, competition, demand for financial services in DutchFork Bancshares' and Newberry Federal's market area and accounting principles. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. Except as required by law or regulation, the Company disclaims any obligation to update such forward-looking financial statements.



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INCOME STATEMENT DATA
(UNAUDITED)
(Dollars in thousands)

                                                   THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                     MARCH 31,                            MARCH 31,
                                               2004              2003             2004              2003
                                          --------------    --------------   --------------    --------------
Interest income                               $ 2,484           $ 2,291          $ 5,507           $ 5,011
Interest expense                                  992             1,267            2,062             2,643
Net interest income                             1,492             1,025            3,445             2,368
Provision for loan losses                         185               140              185               140
Net interest income after provision
   for loan losses                              1,307               885            3,260             2,228
Non-interest income                               700             1,692              967             2,340
Non-interest expense                            1,479             1,506            2,888             2,859
Income before taxes                               528             1,071            1,339             1,709
Income tax expense                                 70               185              159               257
Net income                                        458               886            1,180             1,452
INCOME PER SHARE (BASIC)                      $   .46           $   .85          $  1.19           $  1.38
INCOME PER SHARE (DILUTED)                    $   .43           $   .81          $  1.11           $  1.31
RETURN ON AVERAGE ASSETS                        0.85%             1.61%            1.04%             1.31%
RETURN ON AVERAGE EQUITY                        6.20%            12.03%            7.83%             9.41%
NET INTEREST MARGIN                             2.99%             2.06%            3.28%             2.33%


BALANCE SHEET DATA
(Dollars in thousands, except per share data)

                                                                             MARCH 31,       SEPTEMBER 30,
                                                                                2004                  2003
                                                                       ------------------------------------------
Total assets                                                                   $ 207,049         $ 235,053
Investment securities                                                            133,542           162,165
Loans                                                                             55,136            58,371
Allowance for loan losses                                                            395               401
Total deposits                                                                   139,984           143,429
Other borrowings                                                                  35,000            57,613
Shareholders' equity                                                              30,102            32,558
Equity to assets                                                                  14.53%            13.85%
Loan to deposit ratio                                                             39.39%            40.70%
NON-PERFORMING LOANS TO ASSETS                                                     0.23%             0.42%


AVERAGE BALANCES
(UNAUDITED)
                                                THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                     MARCH 31,                            MARCH 31,
                                               2004              2003             2004              2003
                                          --------------    --------------   --------------    --------------
Average total assets                        $ 214,534         $ 220,050        $ 225,413         $ 221,335
Average loans                                  56,525            58,915           56,984            60,074
Average earning assets                        199,503           198,598          210,007           202,512
Average deposits                              143,625           151,452          141,995           152,408
Average other short-term borrowings            40,322            35,000           50,148            35,000


-----------------------------
   Contact:
       Dutchfork Bancshares, Inc.
       J. Thomas Johnson or Steve P. Sligh, 803-321-3200